SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 16, 1999



                            COVENANT TRANSPORT, INC.
             (Exact name of registrant as specified in its charter)



     NEVADA                             0-249060                88-0320154
(State or other jurisdiction of (Commission File Number)   (IRS Employer ID No.)
        incorporation)


         400 Birmingham Highway, Chattanooga, Tennessee          37419
         (Address of principal executive offices)              (Zip Code)


  Registrant's telephone number, including area code        (423) 821-1212








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ITEM 2.  Acquisition or Disposition of Assets

         Covenant Transport, Inc., a Nevada corporation ("Parent"), is the reporting company under this Form 8-K. On November 16, 1999, Covenant Transport, Inc., a Tennessee corporation and wholly-owned subsidiary of Parent ("Covenant"), entered into a Stock Purchase Agreement (the "Agreement") with Harold Ives, Marilu Ives, Tommy Ives, Garry Ives, Larry Ives, Sharon Ann Dickson, and the Tommy Denver Ives Irrevocable Trust (collectively, the "Stockholders"); Harold Ives Trucking Co., an Arkansas corporation (the "Trucking Company"); and Terminal Truck Broker, Inc., an Arkansas corporation (the "Brokerage Company" and together with the Trucking Company, the "Related Companies").

         Pursuant to the Agreement, Covenant acquired 100% of the outstanding capital stock of the Related Companies in exchange for payment of approximately $23 million in cash. The Stockholders are prohibited for a period of five years from the date of closing from competing in the interstate and/or intrastate transportation of freight, including truckload and less-than-truckload carriage, intermodal service, and brokerage, logistics, agent, consolidation, or other freight related operations.

         The Trucking Company operates about 435 trucks, predominantly company-owned and with single drivers, and 850 dry van trailers. The Brokerage Company is engaged in freight brokerage operations. The Brokerage Company's assets primarily consist of cash and accounts receivable. Covenant will continue to use the equipment and property acquired for their existing purposes.

         Covenant funded the acquisition of the Related Companies with working capital and borrowings under its existing credit line with ABN-AMRO Bank N.V., as agent. The consideration exchanged was determined through arms'-length negotiations. There is no material relationship between the Related Companies or the Stockholders and Parent, Covenant, or Parent's other wholly-owned subsidiaries, any of their affiliates, any of their directors or officers, or any associate of any such director or officer.

         The reporting company is not required to file financial statements of the acquired entity or pro forma financial statements in connection with this Current Report on Form 8-K.







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ITEM 7.  Exhibits

         The terms of the acquisition are more fully described in the Agreement, a copy of which is attached hereto as Exhibit 2. In addition, Parent's press release announcing the acquisition is attached hereto as Exhibit 99.

         2 Stock Purchase Agreement dated November 15, 1999, by and among Covenant Transport, Inc., Harold Ives, Marilu Ives, Tommy Ives, Garry Ives, Larry Ives, Sharon Ann Dickson, the Tommy Denver Ives Irrevocable Trust, Harold Ives Trucking Co., and Terminal Truck Broker, Inc.*

         99       Press release issued by Parent announcing the transaction
------------------------

         * All of the schedules and exhibits have been omitted, but are listed on the last page of the Agreement. Parent hereby agrees to furnish supplementally to the Commission a copy of any schedule or exhibit omitted upon the Commission's request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   COVENANT TRANSPORT, INC.,
                                   a Nevada corporation

Date: November 24, 1999

                                   By: /S/ JOEY B. HOGAN
                                   --------------------------------------------
                                   Joey B. Hogan, Chief Financial Officer and
                                   Treasurer